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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2003

CIBER, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23488	38-2046833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado 80111
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 220-0100

CIBER, Inc.
Information to be included in the Report

Item 9. Regulation FD Disclosure.

        On December 2, 2003, CIBER, Inc. issued a press release announcing that it had completed its sale of $175 million of 2.875% Convertible Senior Subordinated Debentures due 2023 (the "Debentures") through a Rule 144A offering to qualified institutional buyers. The full text of the press release is attached hereto as Exhibit 99.1. In connection with the offering, CIBER entered into a Registration Rights Agreement relating to the registration of the Debentures and an Indenture governing the terms of the Debentures which are attached as exhibits hereto.

        The information contained in this Current Report on Form 8-K, including the exhibit hereto, is neither an offer to sell nor a solicitation of an offer to buy any of the Debentures. The Debentures to be offered will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or pursuant to an applicable exemption from the registration requirements thereof.

Exhibit Index

4.1
Registration Rights Agreement, dated as of December 2, 2003, by and among CIBER, Inc., and Wachovia Capital Markets, LLC as representative of the Initial Purchasers.

4.2
Indenture, dated as of December 2, 2003, by and between CIBER, Inc. and Wells Fargo Bank Minnesota, National Association, as Trustee.

4.3
Form of Debenture (included in Exhibit 4.2).

99.1
Press Release dated December 2, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.
Date: December 2, 2003	By:	/s/ DAVID G. DURHAM David G. Durham Chief Financial Officer, Senior Vice President and Treasurer

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  Item 9. Regulation FD Disclosure.
SIGNATURE